Exhibit 10.1

JILIN PROVINCE RURAL CREDIT UNION

RMB Credit Loan Agreement

RMB Credit Loan Agreement

Agreement No.：20121105001

Borrower (Full Name) : Jilin Hengchang Agricultural Development Co., Ltd.Domicile：998 km point of Line 102, National Agricultural Technology Park, Gongzhuling City. Post code：136100

Legal representative (Person in charge):Wei Yushan

Bank(Cooperative) and account number:	Operation Department 0730202011015200002663

Lender (Full Name): Jilin Gongzhuling Rural Cooperative Bank Operation Department

Domicile: #1085 Guangming Road, Gongzhuling City      Post code：1361000

Legal representative (Person in charge)：Chen Yan

Fax:Telephone: 6201535

This agreement is entered in accordance with “Agreement Law” and relevant national laws, rules and regulations after the equal negotiation between the two parties.

Article 1 Credit Line

1.1 The Lender approved the credit line to the Borrower in the amount of RMB(in capital letter) THIRTY-FOUR million.
1.2 The credit line referred herein means the highest RMB loan principal amount provided by the Lender to the Borrower within the effective period of the agreement. Within the effective period of the credit line, the Borrower can repeatedly use the credit line, as long as the outstanding principal of the loan borrowed by the Borrower does not exceed the credit limit of the loan. the Borrower can continuously apply for the loan, regardless of the number of the loans and amount of each loan, only if the aggregated loan amount for each loan amount borrowed by the Borrower plus the outstanding principal borrowed by the Borrower under this Agreement does not exceed the credit limit amount.

1.3 The RMB credit line under this agreement means the loan incurred in accordance with the loan amount used in accordance with the agreement.

Article 2 Effective Period of the Credit Line

2.1 The effective period of the line is from November 5, 2012 to November 4, 2015. Within the effective period of the credit line, each single borrowing period cannot exceed 12 months after the end of the effective period.

2.2 At the end of the effective period of the credit line, the unused credit amount will be voided automatically.

2.3 Each single borrowing period starts from the withdrawal date to the stipulated repayment date.

Article 3 Use of the Loan Proceeds

The use of the loan proceeds is based on the “Notification on RMB Credit Line Withdrawal” at each single borrowing time.

Article 4 Interest Rate of the Loan , Default Interest Rate, Interest Calculation and Interest Settlement

4.1 Interest Rate of the Loan

The interest rate of each single borrowing herein is the annual interest rate, following the __2nd_category below:

(1) Fixed rate, means the interest rate on the value date ____ (plus/minus) ___ %, within the effective period of the credit line, the interest rate stays unchanged.

(2) Floating rate, means the benchmark interest rate on the value date plus__(plus/minus) 50%, within the effective period of the credit line, the benchmark interest rate will be adjusted in accordance to the interest rate adjustments of the People’s Bank of China, the floating rate stays unchanged.

4.2 Default Interest Rate

The default interest rate of each single borrowing is stipulated under this agreement as follows:

4.2.1 When the Borrower fails to use the loan as specified in this Agreement, the default interest rate shall be 100% higher than the interest rate of the loan. Where the interest rate of the loan is adjusted according to the second paragraph of the first clause of this Article, the default interest rate shall be adjusted accordingly based on adjusted interest rate and floating margin.

4.2.2 The default interest rate for overdue payment under this agreement is 50% higher than the interest rate of the loan. Where the interest rate of the loan is adjusted according to the second paragraph of the first clause of this Article, the default interest rate shall be adjusted accordingly based on adjusted interest rate and floating margin.

4.2.3 If the loan is overdue or misappropriated, the compounded interest will be charged starting on the overdue or misappropriation date using the default interest rate.

4.2.4 When the repayment is overdue and misappropriations of the loan occur at the same time, the default interest and compound interest shall be charged using the higher rate.

4.3 When the single loan is withdrawn, both parties shall reach an agreement on the interest rate and default interest rate of this loan on the loan withdrawal notification separately or choose to use the loan's interest rate or default interest rate. If two parties cannot come to an agreement, the Lender has right to refuse to release the loan.

4.4 If the interest rate or default interest rate of a single loan is not the same with those at the loan withdrawal notification, the agreement on the loan withdrawal notification shall prevail.

4.5 The interest starting date stipulated in this article refers to the date when each single borrowing is released to the bank account designated by the Borrower.

4.6 The base interest rate hereof refers to the interest rate of the loan of the same level in corresponding period announced by the People’s Bank of China as the value date. If the People’s Bank of China does not announce the interest rate of the loan, the base interest rate refers to the interest rate of the loan acknowledged by the peer banks during the same day or the interest rate of the loan with the same level in corresponding period unless otherwise provided for by this Agreement.

4.7 Interest calculation

The loan interest is calculated on a daily basis starting on the date that the loan transfers to the designated account of the Borrower. The daily interest rate=annual interest rate/360. If the Borrower does not pay the interest at the interest settlement date stipulated in this Agreement, the Borrower shall be charged compound interest from the day following the interest settlement date.

4.8 Interest settlement

4.8.1 To settle the loan with the fixed interest rate, its interest shall be calculated as the agreed interest rate. To settle the loan with floating interest rate, its interest shall be calculated as the determined multi-stage rate. When there is several floating interests within a single stage, interest of different floating period shall be calculated first, all interests shall be settled by adding different period of interests together at the settlement date.

4.8.2 The 1st method shall be used to settle the interest of the loan under this Agreement:

1. Settle the interest on a monthly basis. The settlement date is fixed to be the 20th day of each month;

2. Settle the interest on a quarterly basis. The settlement date is fixed to be the 20th day of the last month of each quarter;

3. Interest is paid along with the principal, the settlement date is the due date;

4. Other methods _______________________________

Article 5 Management Fee of the Credit Line

The Borrower shall pay the credit line management fee to the Lender within __/___working days after this agreement is signed, and it’s calculated based on __/__% of the loan amount, the Borrower should pay annually, if the period is less than a year it will be calculated using the full year; the minimum loan management fee is __/_ , the Lender has the right to directly deduct the loan management fee from the Borrow’s account.

Article 6 Use of the Credit Line

6.1 Within the credit effective period and credit limit, the Borrower can apply for loans by batches according to its needs, both parties should complete related procedures. The amount, interest rate, period, and usage shall be based on the content of “Notification on RMB Credit Line Withdrawal”.

6.2 If the the guarantor performs its guarantee obligation in accordance to this agreement, the Lender shall deduct the principal correspondingly to guarantee obligation that the Lender has performed from the principal of loan credit, and the Borrower can only withdraw the balance after the deduction.

6.3 The loan applied by the Borrower each time shall not be less than RMB five million and the loan period shall not be less than 210 days and life of loan shall not be longer than 12 months.

6.4 Application for withdrawing the loan

When the Borrower withdraws the loan, it shall submit “RMB Credit Line Withdrawal Application” to the Lender in advance. The application for single loan which exceed RMB 5 million shall be submitted 1 working day in advance.

6.5 Prerequisites of releasing the loan

Unless the Lender has entirely or partially given up the conditions, the Lender only has the obligation to release the loan when following conditions have been continuously met:

(1) the Borrower has gone through the relevant permit, registration, delivery, insurance and other legal procedures required by the loan under this Agreement.

(2) When the guarantee is required by this Agreement, the guarantee that meets the Lender’s requirement has been effective and continuously valid.

(3) The Borrower has opened a bank account for drawing money and repayment as per the Lender’s requirement.

(4) The Lender has received the Borrower’s application for loan withdrawal and has verified and approved it.

(5) In case that the Borrower shall pay loan management fee to the Lender as agreed hereof, the Borrower does not owe any loan management fee to the Lender.

(6) The Borrower does not have any breach of Agreement behaviors stated in this agreement, or any situations that may possibly damage the Lender’s claims as specified in this agreement.

(7) The release of loan under this Agreement by the Lender shall not be forbidden or restricted by any laws, rules and regulations nor any authoritative departments.

(8)  Other conditions

(i) _________________________________________

(ii) _________________________________________

Article 7 Payment and Monitoring of the Credit Line

7.1 The loan hereof is released according to the following method:

√  Disbursement within the Borrower’s discretion

☐ Disbursement entrusted to the Lender

7.2 After the Lender reviews the “Withdrawal Application” with the Borrower’s corporate seal and approve the application, the Lender will send the fund for the loan to the Borrower’s account, the Borrower will make disbursements within his discretion to qualified vendors in accordance with the agreed upon method. Starting on the first withdrawal date, the Borrower should submit a written report to the Lender to inform the status of the borrowed fund and the Lender has the right to perform account analysis, voucher verification, fieldwork investigation work at anytime to audit and verify if the borrowed usage is made in accordance with the specified purposes.

7.3 In the case that the Lender is entrusted to make the payments, the Lender will verify, in accordance with the agreed borrowing purpose, if the recipient, the amount payable and the other information in the application for payments provided by the Borrower are consistent with the corresponding business contracts or other evidence materials. After examination and approval by the Lender, the loan will be released to the Borrower's account and the Lender will make external payments directly, according to the officially sealed  "Withdrawal Form" issued by the Borrower and the intention of entrustment of payments therein, to the Borrower's trading partners who meet the agreed purpose. the Borrower shall provide information on the trading partners, information on the purpose of the loan and other relevant information upon the Lender’s requirements. the Lender is not liable for failure of delivering the entrusted payments due to the information provided by the Borrower is untrue, inaccurate, incomplete and invalid.

7.4 The Borrower shall open an account or designate an account for loan revolving at the Lender’s bank, dedicated to collect the corresponding sales revenue or scheduled repayment of funds. For the corresponding sales revenue made in non-cash settlement, the Borrower shall ensure to wire the money to the loan revolving account in a timely manner after the payments are received.

7.5 The Lender is entitled with the rights to monitor the loan revolving account, including, but not limited to, understanding and supervision of the financial income and expenditure of the account, and the Borrower shall cooperate. If the Lender requests, the Borrower shall enter into a special account control agreement with the Lender.

Article 8 Repayment and Interest Payment
8.1  Repayment

The Lender is entitled to use the repaid amount on all of its advanced payment on behalf of the Borrower as specified in this Agreement, and the expenses that the Lender realizes its creditor's rights. The remaining repayment shall be used for repaying the interest at first and then for repaying the principal and the loan shall be paid off with the principal and interests at the due date. But for the loan whose principle and interest is 90 days overdue or loans that have been otherwise stipulated by law, rules and regulations, the Borrower shall repay the principal first and then interest later.

8.2  Interest settlement

the Borrower shall pay for interest due at the interest settlement date. The first date of settling interest is the first settlement date after the loan is released. The principal and interest shall be all cleared at the last repayment.

8.3 Repayment plan

The Borrower shall repay the principal of the loan based on the repayment plan stipulated in the credit loan withdrawal notification

8.4 Method of repayment

Before the repayment date specified in this Agreement, the Borrower shall open an account at the Lender and deposit sufficient amount of the current period at this newly opened account or account for recovery of funds to have the Lender automatically deduct the debt (the Lender is also entitled to transfer the amount from this account to repay the loan) or the Borrower can transfer the amount from other account to repay the loan.

8.5 Repayment in advance

8.5.1 To repay the principal in advance, the Borrower shall submit an application in writing to the Lender in 1 working day in advance. Upon the consent of the Lender, the Borrower can repay partial or total principal in advance.

8.5.2 To repay the principal in advance, the Borrower shall be charged based on the actual days of using the loan and interest rate specified in the article 4 of this Agreement.

8.5.3 the Lender which agrees the Borrower to repay in advance is entitled to charge the Borrower compensation, which shall be determined as per the 1st method as follows:

(1)Not obligated to pay the compensation for premature repayment.

(2) Obligated to pay the compensation for premature repayment.

i.e. Compensation for premature repayment= principal amount repaid in advance × number of the months for advanced repayment ×  %. The premature repayment period less than one month shall be calculated as one month.

8.5.4 If the Borrower advance repays the loan by installments, the partial principal shall be repaid in advance according to the reverse order of the repayment plan. The remaining unpaid loan shall be calculated as the interest rate specified in this Agreement.

Article 9 Rights and Obligations of the Borrower

9.1 The Borrower is entitled to submit loan release application to the Lender as specified in this Agreement.

9.2 The Borrower is entitled to use the loan for the purpose specified in this Agreement.

9.3 The Borrower is entitled to request the Lender to keep confidential for the financial materials and secrets of business production and management provided by the Borrower to the Lender, except that is required by the law or regulations, by the competent authoritative departments or otherwise stipulated by both parties.

9.4 The Borrower ensures that it is legally incorporated and validly existing legal body entitled to dispose of the property under its operation and management, to operate a business related to the borrowing purpose under this Agreement, to enter into and perform this Agreement.

9.5 The Borrower ensures that the signing of the Agreement have been approved by higher authorities or the Board of Directors of the Company in accordance with the law, and have obtained all necessary authorizations.

9.6 The Borrower ensures that its execution and performance of the Agreement does not violate any provisions binding on the Borrower and its assets, and does not violate any of the guarantee contracts signed by the Borrower with others, or other agreements as well as any other binding document of the Borrower , or the content of the agreements and commitments.

9.7 The Borrower ensures that the Lender requires complete documents and information, and ensures that the documents and information is true, accurate, complete, legal and effective.

9.8 The Borrower ensures to open a settlement account at the Lender’s bank or its designated agency in accordance with the Lender’s requirements, and to accept monitoring of the Lender against the settlement account in accordance with the relevant stipulations of the Agreement .

9.9 The Borrower ensures to use the loan according to the agreed purpose hereof, and shall not change the use of the loan; the loan shall not be used for investment in fixed assets, equity securities, futures, and shall not be used for production and business areas and purposes banned by the nation.

9.10 The Borrower shall make withdrawals in accordance with this Agreement and repay the loan in accordance with the full amount of principal and interest, and shall undertake fees agreed in the Agreement.

9.11 The Borrower shall provide financial and accounting information,  information on the production and operation status and related transactions in accordance with the requirements of the Lender, and is responsible for the authenticity, integrity and validity of the information provided. The Borrower shall not provide false materials or shall not conceal material operating and financial facts, and be ready to accept the supervision and inspection of the Lender at any time.

9.12 The Borrower shall not withdraw the funds or transfer the assets or use related transactions to escape the debt to the Lender, and shall not apply to the Lender for discounting or pledge or falsely take funds or credit with fake agreements, notes receivables or accounts receivables or other claims without actual trade backgrounds.

9.13 The Borrower shall notify the Lender one month in advance with written notice when taking actions influential enough to cause changes in the creditor-debtor relationship hereof or, actions that will affect the Lender’s claims, such as implementation of contracting, leasing, joint-stock reform, joint venture, merger, acquisition, division, joint ventures, transfer of assets or equity, application of suspending business for rectification, and application for dissolution. Meanwhile, with the Lender’s approval, the Borrower shall implement the debt settlement liability or prepayment of debt, or else shall not implement the above acts.

9.14 The Borrower shall notify the Lender 5 days in advance with written notice and pay off the principal and interest of the loan when occurs any other circumstances in addition to the above actions that will materially and adversely affect its repayment obligations under this Agreement, such as shutdown, close of business, suspending business for rectification, cancellation of registration, revoke of its business license, the legal representative or board members, or other provisions of the Companies Law, senior management engaged in illegal activities involving litigation or arbitration, serious difficulties in production and operation, and the deteriorating financial position.

9.15 The Borrower shall not provide guarantee with the assets due to the loan under this Agreement to the third the Lender before repaying all principal and interest of the Lender or before getting the consent of the Lender.

9.16 The Borrower shall notify the Lender within five days with written notice when changes occur in residence, company name,  legal representative, or significant changes occur in other high-level management personnel.

9.17 The Borrower shall not sign agreements detrimental to the interests of the lender under this Contract with any third party.

9.18 If the Borrower is a group client, it shall timely report the Lender the related transaction , whose transaction amount accounts for more than 10% of its net assets, including (1) relationship with each related parties, (2) transacted items and the nature of the transaction, (3) transacted amount or corresponding proportion, (4) pricing policy (including the transaction with no amount or only nominal amount)

Article 10 Rights and Obligations of the Lender

10.1 The Lender is entitled to request the Borrower to repay the principal, interest and expenses on schedule.

10.2 The Lender is entitled to request the Borrower to provide related information on finance, production and operation.

10.3 The Lender is entitled to stop the borrower from continuing expend the credit line provided that the borrower breaches the agreed circumstances hereof.

10.4 The Lender is entitled to exercise all other rights stipulated in this Agreement and also require the Borrower to perform all other rights and obligations as specified in this Agreement.

10.5 The Lender shall release the loan as the agreed amount in this Agreement. The delay caused by the Borrower or other reasons that are not attributable to the Lender is an exception.

10.6 The Lender shall keep confidential for the financial materials and secrets of business production and management provided by the Borrower, except that is required by the law or regulations, by the competent authoritative departments or otherwise stipulated by both parties.

10.7 The Lender shall not offer to, ask for or receive bribe from the Borrower or its staff.

10.8 The Lender shall not conduct any actions that will damage the legitimate rights and interests of the Borrower.

Article 11 Liability for Breach and Remedial Measures under Critical Situation that Hazards the Lender’s Creditor Rights

11.1 Situation and liability for the Lender’s Breach

11.1.1 Where the Lender does not release the loan as specified in this Agreement without justifiable reason, the Borrower can request the Lender to continue to release the loan as specified in this Agreement.

11.1.2 Where the Lender charges interests and expenses that are forbidden by the country’s laws and regulations from the Borrower, the Borrower is entitled to request the Lender to return those expenses.

11.2 Situation for the Borrower’s Breach

11.2.1 If the Borrower breaches any provisions of this Agreement.

11.2.2 The Borrower has clearly expressed or shown by its conduct that it will not perform any of its obligations specified in this Agreement.

11.3 Situation that may hazard the creditor’s rights of the Lender

11.3.1 Any precondition for granting the loan agreed hereof is not met continuously .

11.3.2 The Lender will consider that its creditor’s rights are hazarded if one of the following circumstances occurs: the Borrower conducts contracting, trusteeship(takeover), leasing, joint-stock reform, reduction of registered capital, investment, joint operation, merger, acquisition, restructuring, division, joint ventures, application of (being ordered for) suspending business for rectification, application for dissolution, being revoked, (be) filed for bankruptcy, changes in the controlling shareholder / actual controlling person or significant transfer of assets, discontinued, out of business, being imposed by authorities with heavy fines, cancellation of registration, revocation of business license, being involved in significant legal disputes, serious difficulties occurred in the production and operation or deterioration of the financial condition, legal representative or the person in charge can not properly perform their duties.

11.3.3 The Lender considers that its creditor’s rights are hazarded hereof if one of the following circumstances occurs: the Borrower fails to perform its liabilities due transfers assets at a low cost or no expenses, relieves the third parties’ debts, neglects to perform its obligations or other rights or provide guarantee to the third party.

11.3.4 The Lender considers that its creditor’s rights hereof are hazarded if the shareholders of the Borrower use their controlling stakes to transfer assets to evade the debts;

11.3.5 The Borrower’s shareholders abuse of corporate separate legal person status and shareholders’ limited liability and escape liabilities or conduct other behaviors that the Lender may consider hazard its creditor’s rights.

11.3.6 The Lender considers that its creditor’s rights hereof are hazarded if the guarantee does not hold, is not in effect, invalid, revoked, released, or the guarantor breaches the agreement or express clearly or express by its conducts that it will not fulfill its obligation under bond, or the guarantor lost partial or all of its capacity for guarantee, or damage, loss, reduction in the value occurs to the collaterals or under other circumstances.

11.3.7 Other circumstances that the Lender considers may endanger its creditor’s rights hereof.

11.4 Remedial Measurement of the Lender

The Lender is entitled to exercise one or more rights as follows if any of the circumstances described in Paragraph 11.2 or 11.3 of this Article occurs:

(1) Stop releasing the loan；

(2) Announce the loan is due immediately and request the Borrower to immediately repay all principal, interest and expenses due or undue under this Agreement;

(3) Adjust, cancel or terminate the credit of loan, or adjust effective period of the loan credit；

(4) The Borrower fails to use the loan for the purpose specified in this Agreement, the interest and compound interest for the misused loan shall be calculated based on the interest rate of default in the way of interest settlement as specified in this Agreement from the date of using the loan to the date that all principal and interests are settled.

(5) For the principal and interest overdue (including partial or total principal and interest announced by the Lender to be due in advance), from the date of overdue to the date that principal and interest have been cleared, the interest and compound interest of the loan shall be charged based on the interest rate of default in the specified way of settlement in the Agreement.

The overdue loan refers to that the Borrower fails to repay the loan on schedule or fails to repay the loan within the time limit on the plan of principal repayment by installments.

The Borrower shall be charged compound interest for the unsettled interest prior to the due date based on the interest rate and interest settlement method specified in this Agreement.

(6) Other remedial measures including but not limited to:

(i) Transfer RMB or other Currency of the corresponding amount from the bank account opened in the China Construction Bank by the Borrower and not obliged to give an advance notification.

(ii) Request the Borrower to provide new suretyship on all the liabilities under this Agreement as per the Lender’s requirement

(iii) Terminate the Agreement.

Article 13 Other Provisions

12.1 Undertaking the expenses

12.1.1 All the expenses relating to this Agreement and legal service, insurance, evaluation, registration, custodial, appraisal and notary that is related to suretyship under this Agreement shall be borne by the Borrower, unless otherwise stipulated by the two parties.

12.1.2 All expenses for the Lender to take action or arbitration, or other lawful measures necessary to realize its creditor’s rights (including but not limited to legal fees, arbitration fees, property preservation fees, travel expenses, implementation fees, assessment fees, auction fees, notary fees, delivery service fees, announcement fees, lawyer fees, etc.) due to the violation of the Borrower shall be borne by the Borrower.

12.1.3 After the signing of the agreement, if the Borrower gives up the loan, the Borrower shall bear all expenses have been paid by the Lender due to signing of the Agreement, including, but not limited to___________

12.2 The Use of the Borrower’s Information

The Borrower agrees that the Lender can check the Borrower’s credit status from the People’s Bank of China and credit database established by the credit reporting authorities or relevant organizations or department and agrees the Lender to provide the Borrower’s information to the People’s Bank of China and credit database established by the credit reporting authorities or relevant organizations or departments. the Borrower agrees that the Lender can reasonably use and disclose the Borrower’s information according to the needs of the Lender.

12.3 Collecting Overdue Payments by Announcement

If the Borrower defaults on the principal and interest of the loan, or has other breaching behaviors, the Lender is entitled to report to relevant departments or organizations or collect overdue payment through news and media announcement.

12.4 Effectiveness of Evidence Recorded by the Lender

Except that there is reliable, confirmative adverse evidence, the internal accounting records related to principal, interest, fees and repayment records, bills and evidence related to the drawdown, repayment or interest settlement procedures made or kept by the Lender, records and evidence that Part B urges the Borrower to repay the loan, all constitute a valid proof of creditor and debtor relationship between two parties. the Borrower shall not have discrepancy only because above records, bills, vouchers are kept or made unilaterally by the Lender.

12.5 Rights reserved

The rights under this Agreement do not affect or exclude any rights that the Lender shall enjoy according to the law and regulations or other contracts. Any extension, toleration, favor to exercise any rights under this Agreement or permit to delay of performance any obligation under this Agreement shall not be deemed as abandon of any rights or benefits under this Agreement or permit or approval of any behaviors of breaching this Agreement, nor limitation, hindrance or impeding to continue exercise its rights or other rights, nor leading that the Lender shall undertake obligations and responsibilities to the Borrower.

12.6 Except liabilities under this Agreement, if the Borrower has other liabilities due to the Lender, the Lender is entitled to transfer corresponding amount in RMB or other currencies from the Borrower’s account opened in any of the outlets under the jurisdiction of Jilin Province Rural Credit Union to pay off any debt due, and the Borrower agrees not to raise any objection.

12.7 If the Borrower’s mailing address or contact information has any changes, the Borrower shall immediately notify the Lender in writing and shall undertake any losses therefrom due to failure of timely notifying the Lender.

12.8 The Application for RMB Credit Line, the Notification on RMB Loan Withdrawal, all kinds of vouchers and other legal documents that form creditor-debtor relationships under this Agreement are all components of this Agreement.

12.9 Transfer the Amount Payable

For all amount payable by the Borrower under this Agreement, the Lender is entitled to transfer corresponding amount in RMB or other currencies from the Borrower’s account opened in any of the outlets under the jurisdiction of Jilin Province Rural Credit Union and does not need to notify the Borrower in advance. If any necessity to proceed with procedures of exchange, settlement and sales and foreign exchange transactions, the Borrower has an obligation to assist the Lender to proceed with this procedures. The risk on exchange rate shall be borne by the Borrower.

12.10 The Borrower shall conduct withdrawal, interest settlement and payment, repayment of borrowings, and all the other operations related to the loan hereof, otherwise, the cause of all the consequences shall be borne by the Borrower.

9 Settlement of Disputes

Disputes arising from the performance of this Agreement by the Borrower and the Lender shall be settled by them through negotiations. If negotiations fail in this purpose, method __1___ below shall be used for settlement.

(i) To resort to legal proceedings to settle the disputes at the People’s Court of the place where the Lender is located.

(ii) Submit________ Arbitration Committee for arbitration.

During the lawsuit period, the articles not involved in the arbitration under this Agreement shall still be performed.

12.12 Conditions to make the Agreement effective

This Agreement shall become effective after being signed or sealed by the legal representative (Person in Charge) or the authorized representative of the Lender and being signed or sealed by the legal representative (Person in Charge) or the authorized representative of the Borrower.

12.13 This Agreement is made into____four_____original copies. Each copy has the same legal effectiveness.

12.14 Other Matters Agreed Upon

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(3)

Article 13 Statement Clauses

13.1 The Borrower clearly understands the business scope and authorization scope of the Lender.

13.2 The Borrower has read all clauses of this Agreement. At the Borrower’s request, the Lender has made corresponding statement on the clauses of this Agreement. the Borrower has totally understood and fully comprehended the meaning of the Clauses and their legal consequences.

13.3 The Borrower’s signature and performance the obligations under this Agreement are in conformity to the laws, administrative rules and regulations, and the articles of associations of the Borrower or internal regulations and have been approved by the authoritative organizations of the company and/or the country.

Borrower（seal）： Jilin Hengchang Agricultural Development Co., Ltd.

Legal representative（responsible person）or authorized agent（signature）：Wei Yushan

November 5, 2012

Lender（seal）：Jilin Gongzhuling Rural Cooperative Bank

Responsible person or authorized agent（signature）：Chen Yan

November 5, 2012